As filed with the Securities and Exchange Commission on August 28, 2025

Registration No. 333- 284064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ASCENTAGE PHARMA GROUP INTERNATIONAL

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

68 Xinqing Road

Suzhou Industrial Park

Suzhou, Jiangsu

China

+86-512-85557777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2022 Restricted Share Unit Scheme

(Full title of the Plans)

Ascentage Pharma Group Inc.

700 King Farm Blvd, Suite 510

Rockville, Maryland 20850

(301) 291-5658

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Knapp
SVP, General Counsel
Ascentage Pharma Group Inc.

700 King Farm Boulevard

Suite 510

Rockville, MD 20850

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. D

EXPLANATORY NOTE

Ascentage Pharma Group International (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2025 (Registration Statement No. 333-284445 and referred to herein as the “Prior Registration Statement”) with respect to shares of the Company’s ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), thereby registered for offer or sale pursuant to the Post-IPO Option Scheme. The Company is reallocating 5,800,000 Ordinary Shares from the Post-IPO Option Scheme, as amended to the 2022 RSU Scheme, as amended.

This Post-Effective Amendment is being filed solely to deregister shares registered under the Prior Registration Statement that will not be used for awards under the Post-IPO Option Scheme, as amended. Such shares are hereby deregistered under the Prior Registration Statement.

Contemporaneously with the filing of this Post-Effective Amendment, the Company is filing a new Registration Statement on Form S-8 (the “New Registration Statement”) to register the shares of Ordinary Shares now available for offer or sale pursuant to the 2022 RSU Scheme, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on August 28, 2025.

Ascentage Pharma Group International

By:	/s/ Dajun Yang
	Name:	Dajun Yang
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Dr. Dajun Yang and Thomas J. Knapp and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead in any and all capacities the registration statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto each of said attorneys full power to act with or without the other, and full power and authority to do and perform, in his or her name and on his or her behalf, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Dajun Yang	Chief Executive Officer and Chairman	August 28, 2025
Dajun Yang, M.D., Ph.D.	(Principal Executive Officer)

/s/ Jin Cao	Head of Finance	August 28, 2025
Jin Cao	(Principal Financial and Accounting Officer)

/s/ Marina S. Bozilenko	Director	August 28, 2025
Marina S. Bozilenko

/s/ Marc Lippman	Director	August 28, 2025
Marc Lippman, M.D.

/s/ Simon Dazhong Lu	Director	August 28, 2025
Simon Dazhong Lu, Ph.D.

/s/ Wei Ren	Director	August 28, 2025
Wei Ren

/s/ David Sidransky	Director	August 28, 2025
David Sidransky, M.D.

/s/ Shaomeng Wang	Director	August 28, 2025
Shaomeng Wang, Ph.D.

/s/ Changqing Ye	Director	August 28, 2025
Changqing Ye

/s/ Debra Yu	Director	August 28, 2025
Debra Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Ascentage Pharma Group Inc., has signed this registration statement or amendment thereto in Rockville, Maryland on August 28, 2025.

ASCENTAGE PHARMA GROUP INC.

By:	/s/ Dajun Yang
	Name:	Dajun Yang
	Title:	Chairman and Chief Executive Officer